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
                                                              FOR VESSELS AS PER ATTACHMENT
       1. Date of Agreement                                   THE BALTIC AND INTERNATIONAL MARITIME COUNCIL (BIMCO)
                                                              STANDARD SHIP MANAGEMENT AGREEMENT
                                                              CODE NAME:  "SHIPMAN"
                                                                                                                        PART 1
       2.   Owners (name, place of registered office and law  3.   Managers (name, place of registered office and law of
            of registry)                                           registry)

            [Subsidiary of SEACOR]                                 [Subsidiary of SMIT]
            -----------------------------------------------        ----------------------------------------------------------
            Name                                                   Name

            -----------------------------------------------        ----------------------------------------------------------
            Place of registered office                             Place of registered office

            -----------------------------------------------        ----------------------------------------------------------
            Law of registry                                        Law or registry

       4.   Day and year of commencement of Agreement (Cl.
            2.1.)

       5.   Crewing (state "yes" or "no" as agreed) (Cl.      6.   Technical Management (state "yes" or "no" as agreed) (Cl.
            2.3.(i) and CL. 3)                                     2.3.(ii) and Cl. 4)

       7.   Insurance (state "yes" or "no" as agreed (Cl.     8.   Freight Management (state "yes" or "no" as agreed (Cl.
            2.3.(iii)) and Cl. 5)                                  2.3.(iv) and Cl. 6)

       9.   Accounting (state "yes" or "no" as agreed) (Cl.   10.  Chartering (state "yes" or "no" as agreed, if "yes", also
            2.3.(v) and Cl. 7)                                     state period of employment) (Cl. 2.3.(vi) and Cl. 8)


                                                                   ----------------------------------------------------------
                                                                   period of employment in excess of which owners' prior
                                                                   consent shall first be obtained

       11.  Sale or purchase of vessel (state "yes" or "no"   12.  Provisions (state "yes" or "no" as agreed (Cl. 2.3.(viii)
            as agreed) (Cl. 2.3.(vii) and Cl. 9)                   and Cl. 10)

       13.  Bunkering (state "yes" or "no" as agreed)(Cl      14.  Operation (state "yes" or "no" as agreed) (Cl. 2.3.(x) and
            2.3.(ix) and Cl. 11)                                   Cl. 12)

       15.  Annual management fee (state lump sum amount)     16.  Redundancy costs (state maximum amount) (Cl. 15.3(b))
            (Cl. 15.1)

       17.  Day and year of termination of Agreement (Cl.
            23.1.)

       18.  Law of Arbitration (state 24.1., 24.2. or 24.3. of Cl. 24, as agreed; if 24.3. agreed also state place of arbitration)(If Box 18 not filled in 24.1. shall apply) (Cl. 24)
            See Clause 24.1

       19.  Notices (state postal and cable address, telex    20.  Notices (state postal and cable address, telex and telefax
            and telefax number for service of notice and           number for service of notice and communication to the
            communication to the Owners) (Cl. 25)                                                                  ------
                          -------------                            Managers) (Cl. 25)
                                                                   --------



       It is mutually agreed between the party mentioned in Box 2 (hereinafter called "the Owners") and the party mentioned in Box 3 (hereinafter called "the Managers") that this Agreement consisting of PART I and PART II as well as ANNEX "A"
       or ANNEX "B" (as applicable) and ANNEX "C" attached hereto, shall be performed subject to the conditions contained herein.  In the event of a conflict of conditions, the provisions of PART I shall prevail over those in PART II and
       ANNEX "A" or "ANNEX "B" (as applicable) and ANNEX "C" to the extent of such conflict but no further.

       Signature(s)(Owners)                                   Signature(s)(Managers)

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                                   ATTACHMENT




     Following vessels are included in the Management Agreement commencing 19th December 1966, between:



                             [Subsidiary of SEACOR]


                                       AND



                              [Subsidiary of SMIT]


     Vessels:



     Signature(s)  (Owners)                  Signature(s)  (Managers)












































     NYFS11...:\93\73293\0013\1711\AGED236U.070
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     Smit Internationale NV hereby guarantees to the Owners the performance of the Managers under Clause 18.5 of Part II of this Ship Management Agreement.



                                             Smit Internationale NV


                                          By:________________________
                                             authorized signatory
































































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                                     PART II
                            SHIP MANAGEMENT AGREEMENT

               This Management Agreement is entered into between [Subsidiary of SEACOR], acting as agent for and on behalf of the vessel owners listed on Schedule A hereto (the "Owners") and [Subsidiary of SMIT] (herein the "Managers")

               From time to time, the Owners may add vessels, subject to acceptance by the Managers, for management under this Agreement, upon 30 days' prior written notice, specifying the date of delivery to the Managers hereunder and the expected area of operation to be serviced, subject to the further terms and provisions hereof. In addition, the Owners may from time to time remove vessels from management hereunder upon like notice, subject to the further terms and provisions hereof.

     Definitions
     -----------
               In this Agreement save where the context otherwise requires, the following words and expressions shall have the meanings hereby assigned to them.

               "Affiliate" -- shall mean, as to any Person, any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person. For the purposes of this definition, "control" means the possession of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; provided, however, that the ownership of 50% of the voting securities of any Person does not, in and of itself, constitute control.

               "Competitive Basis" shall mean, when used with reference to the provision of management of services hereunder, the performance of services at a cost competitive with third party costs for equivalent management services in the geographic regions where each Vessel is operated, including, but not limited to, management fees and operating expenses (running costs) taking into account considerations of flag and crew nationality for each Vessel when compared with other vessels employed in comparable service and trading in the same geographic region. Such considerations shall be based on a comparison with similar vessels sailing under a Northern European registry, such as the Netherlands, Norway, Isle of Man or the United Kingdom, with officers and crew of Northern European nationality. The reference herein to "third party" shall be deemed to be a reference to other ship managers or vessel operators who provide





























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     comparable services and meet comparable standards as are required by customers and regulatory authorities in the areas of operation of each Vessel, including the standards set forth in clause 2.2 hereof.

               "Offshore Vessel" shall mean any platform supply vessel, offshore supply vessel, towing supply vessel, anchor handling towing supply vessel, crew boat, as those terms are commonly used in the offshore trades.

               "Person" shall mean an individual, firm, corporation, general or limited partnership, limited liability company, limited liability partnership, joint venture, trust, governmental authority or body, association, unincorporated organization or other entity.

               "Purchase Agreement" shall mean that certain Asset Purchase Agreement, dated December 19, 1996, by and among SEACOR Holdings, Inc., certain of its subsidiaries named therein and SMIT
     Internationale, N.V. and certain of its subsidiaries named therein.

               "Vessel" (or collectively "Vessels") shall mean (a) any Offshore Vessels acquired pursuant to the Purchase Agreement which are operating in the North Sea and (b) any Offshore Vessels owned or bareboat chartered by any of the Owners which are under charter or other contract for use in the North Sea and have been offered to the Managers for management services to be rendered on a Competitive Basis hereunder and the Managers and the Owners have reached agreement thereon.

               I.  Marginal Headings
                   -----------------
               The Marginal Headings of this Agreement are for identification only and shall not be deemed to be part hereof or be taken into consideration in the interpretation or construction of this Agreement.

               II.  Appointment of the Managers
                    ---------------------------
               A. With effect from the day and year stated in Box 4 and continuing unless and until terminated as provided herein, the Owners hereby appoint the Managers and the Managers hereby agree to act as the Managers of the Vessels.

               B. The Managers undertake to use their best endeavours to provide the Management Services specified in sub-clause 2.3 on behalf of the Owners in accordance with sound ship management






























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     practice consistent with the current standards and procedures of the
     Managers and to protect and promote the interests of the Owners in all matters relating to the provision of services hereunder. For the purposes of this Agreement, "sound ship management practice" shall also include compliance with the ISM code as and when required by the terms thereof, and in the case of VB, obtaining ISO 9002 certification for onshore operations and vessel operations in areas where compliance is expected and required by law or regulation or charterers no later than June 30, 1997 or such later date as agreed between the Owners and the Managers but in no event later than December 31, 1997. SVB hereby agrees to obtain and then maintain such ISO 9002 certification as aforesaid and to comply with the ISM Code as and when required by the terms thereof.

               In the performance of their management responsibilities under this Agreement, the Managers shall be entitled to have regard to their overall responsibility in relation to any vessels as may from time to time be entrusted to their management. In particular, but without prejudice to the generality of the foregoing, the Managers shall be entitled to allocate available supplies, manpower and services in such manner as in the prevailing circumstances the Managers consider to be fair and reasonable; provided that the Managers shall not give preference in any respect to other vessels owned, operated or managed by the Managers, it being understood that the Managers shall, in so far as practical, ensure a fair distribution of available manpower, supplies and services to all vessels including the Owners' Vessels.

               C. Subject to the terms and conditions herein provided, during the period of this Agreement, the Managers shall carry out, as agents for and on behalf of the Owners, such of the following functions in respect of each Vessel as shall have been indicated affirmatively in Boxes 5 to 14 in PART I:

     *) a.          Crewing (see Clause 3)
     *) b.          Technical Management (see Clause 4)
     *) c.          Insurance (see Clause 5)
     *) d.          Accounting (see Clause 7)
     *) e.          Provisions (see Clause 10)
     *) f.          Bunkering (see Clause 11)
     *) g.          Operation (see Clause 12)

     and shall have authority to take such actions as the Managers may from time to time in their absolute discretion consider to be necessary to enable them to perform this Agreement in accordance with sound ship management practice.





























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               2.3.  (i) to (x) are options to be agreed, and Boxes 5 to 14
                     ------------------------------------------------------
     in PART I should be filled in with either "yes" or "no" accordingly.
     -------------------------------------------------------------------
               D. In accepting their appointment as the Managers hereunder, the Managers further acknowledge, undertake and agree:

               1. to manage the Vessels efficiently for the Owners so far as reasonably practicable in accordance with the policies and instructions, if any, given from time to time by the Owners to the Managers, to the extent deemed reasonably necessary by the Owners, and accepted by the Managers, such acceptance not to be unreasonably withheld, and shall protect and promote the interests of the Owners in all matters relating to the Vessels and the management, crewing, operation, maintenance, survey and repair of the Vessels;

               2. to perform all duties to be performed under and pursuant hereto in such a manner as to provide the Owners with services on a Competitive Basis and that this undertaking is of the essence in this Agreement;

               3. to comply, for the benefit of the Owners, with the provisions concerning "non-competition" with the Owners in the Offshore Vessel business as specifically provided in the Purchase Agreement.

               III.  Crewing (only applicable if 2.3(i) agreed to according
                     ------------------------------------------------------
     to Box 5)
     ---------
               The Managers shall ensure that each Vessel will be operated at all times with adequate and properly qualified Crew as required by the Owners and in accordance with the laws, rules and regulations of the state of registry where such Vessel is flagged, provision of which shall include but not be limited to the following:

                    a. experienced Master and Chief Engineer who are familiar with the types of operations in which such Vessel will be engaged and furthermore, deck ratings shall be experienced in anchor handling and towing operations and be familiar with cargo loading and discharging procedures alongside offshore installations and the Chief Officer shall also have such qualifications when and to the extent required by the anticipated operations;






























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                    b.   arrangement of transportation of the Crew,
          including repatriation (provided that the Owners reserve the right to designate the principal carriers to be used);
                    c.   recruiting, selecting and training of the Crew;
                    d. supervision of the efficiency of the Crew and administration of all other crew matters such as planning for the manning of each Vessel for minimum 12 months period (if practically possible);
                    e.   payroll arrangements;
                    f. arrangement and administration of pensions and Crew insurance to the extent not covered by p&i. insurance and any national social security system (or equivalent) applicable to the Crew;
                    g.   enforcement of Crew discipline;
                    h. negotiation of terms and conditions of employment of the Crew, being mindful that the level of labor costs must be similar to that of the Owners' competitors;
                    i.   enforcement of appropriate standing orders;
                    j. take all appropriate action to reduce the number of sick leave days;
                    k. safety training, and full compliance with safety rules; and
                    l. encourage among the Crew good customer relations in order to ensure satisfactory service to the Owners' customers.

               It is understood that all Crew will be selected and employed by the Managers but the Master shall be deemed to be under the control and direction of the Owners. The Owners and the Managers agree to cooperate fully in directing the Masters and the Owners confirm that they have appointed the Managers to act as their agents to direct the Master. The Owners shall have the right at any time to refuse any officers or crew on board any Vessel managed hereunder upon written notice from the Owners to the Managers, such notice to state the grounds therefor, including but not limited to, the fact that the Owners' customer has requested the replacement of any such member of the Crew. In the event any member of the Crew is replaced for cause, the cost of replacement of such crew member, including travel and wages incurred in order to replace such crew member, shall be for the account of the Managers.

               The Owners shall reimburse the Managers for the costs incurred for the Crew after the date hereof by payment for each Master and each member of the Crew on board each Vessel based on the wage scales listed in Annex "A" hereto for the first year.































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     In connection therewith and as a part of the invoicing procedure for such reimbursement, the Managers shall provide to the Owners a detailed list of the names, position held, dates of service on board such Vessel and traveling to and from such Vessel, and wage system and nationality, where applicable, of each Master and member of the Crew for which reimbursement is sought.

               It is further understood and agreed for all purposes of this Agreement, that under no circumstances shall the Owners be liable for any employee costs relating to employee benefit arrangements of the Crew for all periods of employment prior to the date hereof, including but not limited to, accumulated severance pay, sick leave, vacation pay, and retirement, all such costs to remain the sole responsibility of the Managers. It is further understood and agreed that, other than for the reimbursement of costs to the Managers as set forth in the immediately preceding paragraph, the Owners shall not be liable for any costs of whatsoever kind and nature relating to employment of personnel under or pursuant to this Agreement.

               If the Owners decide to reduce the manning for any Vessel during any period prior to the termination or expiration of this Agreement, due to lay-up or otherwise, the Owners shall notify the Managers of such reduction and the Managers shall promptly reduce the manning of such Vessel as instructed by the Owners. The crew level is to be discussed between the Managers and the Owners. The Managers shall do their utmost to re-deploy or find alternative employment for any seafarer where possible during any periods when crew level is reduced for a Vessel or Vessels.

               IV.  Technical Management (only applicable if 2.3.(ii)
                    -------------------------------------------------
     agreed according to Box 6)
     --------------------------
               A. In general, the Managers shall provide technical management which includes, but is not limited to, the following functions:

                    a. provision of competent personnel to supervise the maintenance and general efficiency of each Vessel;
                    b. arrangement and supervision of drydockings, repairs, and the upkeep of each Vessel to the reasonable standards applicable in the industry; provided that the Managers shall ensure that each Vessel will comply with all requirements and recommendations of the classification society, and with the laws and regulations of the country of registry of such Vessel and of the places where she trades;





























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                    c. arrangement of the supply of necessary stores,
               spares and lubricating oil;
                    d. appointment of surveyors and technical consultants as the Managers may consider from time to time to be necessary;
                    e. when requested by the Owners, arrangement and supervision of alterations to a Vessel, provided that the Owners and the Managers shall have agreed as to the costs to be incurred and any additional compensation payable to the Managers.

               B. In carrying out the duties set forth in Clause 4.1, the Managers shall arrange all such matters pertaining thereto consistent with the following additional requirements (which shall not be deemed to be limiting in any way):

                    a. any drydocking and other scheduled maintenance and repair shall be scheduled in consultation with the Owners and consistent with the Owners' contract requirements;
                    b. the drydocking schedule for the Vessels previously delivered to the Owners and attached hereto as Annex "B" shall not be varied except with the express prior written consent of the Owners;
                    c. the Managers will prepare and submit work
               specifications and cost estimates for drydocking, major repair, alterations (including conversions and refits and other structural and non-structural alterations) to any Vessel if requested by the Owners and agreed to by the Managers pursuant to sub-clause 4.1(v), and a list of contractors from whom the Managers intend to invite tenders for approval to the Owners at least 30 days prior to the date scheduled to invite tenders for the performance of such work. Any contractors who are finally invited to tender shall include any contractors specifically designated by the Owners and reasonably acceptable to the Managers. The Managers shall also evaluate the tenders received in response to the foregoing but the Owners shall finally select the yard and subcontractors to be awarded the work to be performed. Except in the case of an emergency, the Managers shall deliver to the Owners all information pertaining to the foregoing at least 15 days prior to the date the Owners must give approval;
                    d. a representative designated by the Owners, in addition to the Managers, shall be present during any drydocking or major repairs and negotiation and final settlement of shipyard invoices shall be carried out by





























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               such Owners' representative in full cooperation with the
               Managers;
                    e. in the event an emergency arises requiring immediate repairs to a Vessel, the Managers shall notify the Owners' local designated representative immediately, and, if practicable, agree any actions to be taken, such local representative shall be designated in accordance with clause 25;
                    f. when appointing surveyors and technical consultants, the Managers shall obtain the prior approval of the Owners (including approval of any anticipated expense) unless such approval shall have already been given in connection with the approval of the budget;
                    g. annually, for a period of 2 to 4 man-days, inspect
               each Vessel thoroughly for its nautical and technical status and the performance of the Crew and, in connection therewith, provide written visit reports to the Owners promptly after such inspection for discussion and evaluation;
                   h. with respect to any Vessel, shall not extend the time
               for compliance with any recommendations from the classification society or correction of any deficiency noted by any authority having jurisdiction over such Vessel, without first obtaining the written consent of the Owners;
                    i. conduct main engine overhauls as and when required on a regular basis in accordance with established past practices or as required by the Owners or in order to maintain class, estimates of both cost and timing for such overhauls to be included in the annual budget; and
                    j. shall not defer the undertaking of any material expense from one year to the next without the prior approval of the Owners.

               The Managers will use their best endeavors to ensure that each Vessel is operational and running efficiently. The Managers shall continue to maintain the Vessels in all material respects consistent with their past practices.

               V.  Insurance (only applicable if 2.3.(iii) agreed according
                   --------------------------------------------------------
     to Box 7); Compliance and Administration
     ----------------------------------------
               A. Marine insurance covering hull and machinery, p&i, and other such risks that may be required by the Owners will be provided by the Owners, at Owners' cost; provided, that, in any event, Crew Insurance which is to be provided by the Managers





























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     pursuant to sub-clause 3(vi) shall be subject to the approval of the
     Owners.

               B. The Managers, at their sole cost and expense, will secure and at all times maintain such other insurance as is commercially prudent for businesses operating in the same businesses as the Managers.

               C. All insurances procured by the Owners shall be in the name of the Owners and shall name the Managers as named assureds and any relevant insurance procured by the Managers shall name the Owners as named assureds; provided that, unless the Managers give their express prior consent, no liability to pay premiums or p&i calls shall be imposed on the Managers (except for such insurance as required by clause 5.2 which the Managers are required to maintain for their own account hereunder) notwithstanding the restrictions on p&i cover which would thereby result.

               D. The Owners agree to deliver copies of their insurance policies and vessel charters (without charter hire and payment terms) as promptly as possible. Such insurance policies and vessel charters shall be held in the strictest confidence and shall not be divulged to third parties or Affiliates of the Managers without the prior written approval of the Owners.

               E. The Managers shall not do any act or suffer any act to be done whereby any insurance on any of the Vessels shall or may be suspended, impaired or defeated, and will not suffer a Vessel to carry cargo not permitted, or to be operated in any geographical area where it would not be covered under the insurance policies in effect without first notifying the Owners so that they may arrange or authorize the Managers to obtain insurance coverage satisfactory to the Owners. The Managers shall promptly advise the Owners n writing of any other act or omission on the part of the Managers of which they have knowledge and which might invalidate or render unenforceable, in whole or in part, any insurance on any of the Vessels. The Managers shall promptly notify the Owners of any incident falling under these insurance requirements or under notification requirements, of which they have knowledge, of any charter agreement under which a Vessel is employed.

               F. The Managers will receive, handle, supervise and arrange for the adjustment of hull, p&i and other insurance claims and settle such claims with the prior written approval of the Owners. The Managers shall advise the Owners of any claims promptly after the receipt thereof, shall provide the Owners with





























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     estimates of potential costs to be incurred by the Owners for such claims, and shall keep the Owners fully informed as to the status of such claims. Upon settlement of claims, the Owners shall make any payments required directly when due.

               VI.  Freight Management (only applicable if 2.3.(iv) agreed
                    ------------------------------------------------------
     according to Box 8) N/A
     -----------------------
               VII.  Accounting (only applicable if 2.3.(v) agreed
                     ---------------------------------------------
     according to Box 9)
     -------------------
               A.  In general, the Managers shall

                    a. establish an accounting system which meets the requirements of the Owners, which the Owners shall provide in writing to the Managers, and provide regular accounting services, supply regular reports and records in accordance therewith;
                    b. maintain the records of all costs and expenditures incurred hereunder as well as data necessary or proper for the settlement of accounts between the parties.

               B. The Managers shall keep proper books, records, and accounts in such currencies as is required by Clause 15, and where required by local law, in accordance with such law and local generally accepted accounting principles, and in a form prescribed by the Owners to enable them to comply with the requirements of the United States generally accepted accounting principles ("US GAAP") (such form will include a schedule of cash disbursements and a schedule for commitments made for the purposes of accrual accounting) and supporting documentation, including vouchers, in the English language (and, if unobtainable in the English language, after using every effort to obtain agreement from vendors or subcontractors to render invoices in the English language, additionally provide a full translation or at least a reasonable summary translation thereof) (all of which books, records, accounts and supporting documentation shall be the property of the Owners), relating to the management and operation of the Vessels and shall make the same available for inspection and audit on behalf of the Owners upon their request and during normal business hours. The Managers will also provide, upon notice from the Owners, in addition to the Monthly Reports referred to in Clause 14 below, such special reports, memoranda of any facts and transactions, which in the reasonable opinion of the Owners, affects the results or the performance of the services or activities under this Agreement.




























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               C.  Whenever the Managers use any Affiliate of the Managers
     to render any services or to furnish any stores, supplies, equipment, provisions, materials or facilities that are for the account of the Owners under the terms of this Agreement, the Managers shall also, as a condition to such employment, obtain from such Affiliate its agreement to comply with the Owners' requests for reasonable supporting information.

               D. Upon termination or expiration of this Agreement, in addition to the redelivery of the Vessels to the Owners, the Managers shall turn over to the Owners, at a place to be designated by the Owners (transportation cost to be Owners' expense), all other property of whatsoever kind then in the possession of the Managers pursuant to this Agreement, except that in the case of vouchers or other documentation which are required by law to be retained by the Managers, then only copies of such vouchers or other documentation shall be delivered to the Owners pursuant hereto. The Managers shall also remain responsible to provide to the Owners a final accounting hereunder.

               E. The Managers shall provide to the Owners accurate financial reports in the form prescribed pursuant hereto, and, as specified in Clause 14, on a monthly basis and in no event later than the 10th calendar day of each month beginning on February 10, 1997; provided that the first financial report to be provided hereunder shall be delivered on or about January 10, 1997 for the period beginning on the date hereof and ending on December 31, 1996, in such form as the Managers have routinely in the past provided such reports to other clients or customers or as otherwise agreed between the Owners and the Managers. It is expressly understood and agreed by the Managers that timely accurate reporting is essential under this Agreement in order to enable the Owners, who are members of a group of companies belonging to a US public company, to file financial reports with the United States government as mandated by US laws.

               All reports to be delivered hereunder shall be delivered in accordance with the provisions of Clause 25.

               [Note: for Budgets, Monthly Advances and Reports and Management of Funds, see Clauses 14 and 15]

               VIII.  Chartering (only applicable if 2.3.(vi) agreed
                      ----------------------------------------------
     according to Box 10) N/A
     ------------------------
               IX. Sale or Purchase of Vessel (only applicable if 2.3.(vii) agreed according to Box 11) N/A

               X.  Provisions (only applicable if 2.3(viii) agreed
                   -----------------------------------------------
     according to Box 12
     -------------------
               The Managers shall arrange for the supply of provisions and will set up a system that ensures that the Owners will be charged an amount which does not exceed the actual amount agreed per man per day under any subcontracts, where applicable, for the supply of such provisions. Copies of such contracts to be provided to the Owners for approval in connection with the approval of the annual budget. Any cost overrun on the agreed amount pursuant hereto and included in the budget will be for the account of the Managers, unless prior consent is obtained from the Owners which shall not be unreasonably withheld.

               The Managers shall provide the Owners with full supporting documentation relating to meals and accommodation provided to any charterers' personnel on board each Vessel, including the name and company of each such person.

               XI.  Bunkering (only applicable if 2.3.(ix) agreed according
                    -------------------------------------------------------
     to Box 13)
     ----------
               The Managers shall arrange, subject to prior approval of the Owners, for the provision of bunker fuel, lubricants and greases of the right quality and quantity as specified by the Owners as required for each Vessel's trade, shall give due regard for any requirements of such Vessel's charterer to use its grades of lubricating oil or fuel oil, and where such provision is for the Owners' account and in excess of US$5,000, the Managers shall also obtain competitive tenders as required by sub-clause 14.1(b) hereof, unless the Owners provide the Managers with notice in writing that they intend to make their own arrangements for such fuel, lubricants or greases.

               XII.  Operation (only applicable if 2.3.(x) agreed according
                     ------------------------------------------------------
     to Box 14)
     ----------
               The Managers shall provide for the operation of each Vessel, as required by the Owners, including, but not limited to, the following functions:

                    a. implementation of routine planned maintenance and all matters necessary to maintain the seaworthiness and operational efficiency of such Vessel;

                    b. compliance with reporting procedures and document, invoice and cost control systems as established by the Managers with the approval of the Owners;
                    c. management of a spare parts program to be submitted to and approved by the Owners;
                    d. provision of logistic shore support through the Owners' appointed ship's agent;
                    e. prompt reporting to the Owners of all incidents, near-misses and accidents relating to or connected with any such Vessel which may result in injury, death or claims by any person. Prompt reporting to the Owners shall also be required in the case of any damage to the Vessel, any equipment or other property, or any other vessel which could result in an insurance claim; provided that similar damage which can reasonably be estimated not to result in an insurance claim need only be included in the monthly report;
                    f. subject to the provisions of sub-clause 4.1(v), supply and installation of additional equipment when requested by the Owners;
                    g. provision of day-to-day nautical and technical advice in view of problems encountered or anticipated with any Vessel;
                  h. within the Managers' capabilities, provision of assistance for commercial proposal information;
                    i. provision of accounts and supplementary documents to the Owners such as:

                         *    fuel consumption and costs
                         * list of meals and lodging for crew members and charterers' personnel
                         *    lists of lost and damaged materials (incl.
                              costs)
                         *    additional equipment costs
                         * further documents required for reclaim from the Owners' customers;
                    j. maintenance of spare parts inventory, including renewals and replacement of parts, consistent with past practices of the Mangers and approved by the Owners;
                    k. maintain safety records and statistics and report all lost time accidents to be submitted as part of monthly reports, except that groundings, collisions, loss or damage to vessels, equipment or cargo to be reported in writing within 24 hours of occurrence;
                    l. investigation and reporting of lost time accidents or damage to vessels, equipment or cargo after prompt interview of the Crew and recommendations as to future prevention of like occurrences;
                    m. provision of copies to the Owners of safety manuals and accident reporting procedures and any amendments thereto;
                    n. attendance at any charterer's safety meetings after notice from the Owners, in which case the Managers shall be reimbursed for reasonable travel and lodging out of pocket expense;
                    o. general nautical voyage instructions to such Vessel; and
                    p. compliance with terms of insurance policies as provided in sub-clause 5.4.

               XIII.  Insurance Policies
                      ------------------
               See clause 5

               XIV.  Budgets and Competitive Tenders; Management of Funds
                     ----------------------------------------------------
               A. 1. The Managers shall present to the Owners annually a budget for the following twelve months in such form as the Owners reasonably require consistent with the Owners' budgeting practices. The budget for the first year hereof is set out in Annex "B" hereto. Subsequent annual budgets shall be prepared by the Mangers and submitted to the Owners not less than three months before the anniversary date of the commencement of this Agreement (see Clause
     2.1. and Box 4). The annual budget prepared by the Managers shall include a plan and budget for the maintenance of the Vessels at such times as are consistent with the anticipated or projected employment of the Vessels, which the Owners shall provide to the Managers, upon their request, in connection with the preparation of such budget. The budget shall also detail each projected operating expense and the currency in which such expenses will be payable and shall include projected monthly advances to the Managers based on the anticipated operation of each Vessel, including estimates of funds required in each currency. In the event the Managers wish to engage any Affiliate of the Managers to render any services or to furnish any stores, supplies, equipment, provisions, materials or facilities that are for the account of the Owners, then the Managers shall disclose the details of the pricing thereof, provide sufficient information to the Owners to assess whether such pricing is competitive in the area of operation of the Vessels, and will be subject to the approval of the Owners.

               2. For any items in the budget or any expenditure later arising exceeding US$5,000 (or equivalent in any other currency) (including, but not limited to, stores, spares and lubricating oils as may be required by clause 11) the Managers shall obtain competitive tenders from at least three reliable sources at the appropriate time and shall fully consult with the Owners as to the selection of the contractors requested to tender and shall obtain the Owners' prior written approval for the selection of the contractor finally awarded the contract, subject to any further specific requirements of the Owners as set forth in this Agreement or otherwise at the time of preparation of the budget. In the event that, after due investigation, the Managers determine there are fewer than three reliable sources from whom to seek tenders, the Managers shall promptly advise the Owners and the reasons therefor.

               3. Except for the estimated costs of periodic scheduled drydocking which shall be executed in accordance with agreed budgets, the annual budget shall not increase significantly from year to year, it being the intention of the parties that the Managers continue to maintain and operate the Vessels consistent with past practices and shall use their best endeavors to ensure that all expenses associated with the Vessels will remain relatively constant from year to year with no material deviations.

               4. Acceptance by the Owners of a budget or the actual expenditures in any one year shall in no way bind the Owners to accept a similar budget or expenditures in any subsequent year and shall not serve to waive the Owners' rights to challenge or disapprove, in any subsequent year, any or all expenses which are set forth in a budget or are actually incurred even if such budgeted or actual expenses were approved in any previous year.

               B. The Owners shall indicate to the Managers their acceptance and approval of the annual budget within 45 days after receipt thereof from the Managers and in the absence of any indication from the Owners, the Managers shall be entitled to assume that the Owners have accepted the said budget.

               C. Following the agreement of the budget, the Managers shall prepare and present to the Owners their estimate of the funds requirement of each Vessel and the Managers shall each month up-date this estimate. Based thereon, the Managers shall notify the Owners no later than the 20th calendar day of each month for the funds required to run such Vessel for the ensuing month and the reimbursement of the Managers for the costs of the Masters and the Crew for the then current month, including the payment of any occasional or extraordinary item of expenditure, such as emergency repair costs, additional insurance premiums, or bunkers and specifying the currency in which they expect expenditures to be made; provided that, in the event, the amount specified exceeds the budgeted monthly expenditure by more than $5,000 (or equivalent in other currencies), then the Managers shall provide a reasonable explanation of such overrun. Such funds shall be made available by the Owners by transfer to the appropriate Owners' accounts in order to make payments in a timely manner and in accordance with the provisions of clause 15.2; provided that, with respect to reimbursement of the costs for the Masters and Crew to the Managers, such funds shall be received by the Managers within 7 calendar days after the receipt of such request and shall be held to the credit of the Owners in a separate account as provided in Clause 15.1.

               D. In the event that an unanticipated expense of an emergency or of an unusual nature arises in connection with the operation of any Vessel for which no provision has been made in the operating budget, the Managers shall notify the Owners immediately, and upon receipt of such notice, the Owners shall promptly arrange for the payment to the Managers of an amount equal to the expense which the Managers are required to incur. To the extent feasible, the Managers will consult with the Owners before incurring such expense.

               In the event that the Owners advise the Managers that a Vessel will be temporarily unemployed, the Managers will cooperate fully with the Owners to reduce the costs of crewing, operating, and maintaining such Vessel for such period of unemployment as may be reasonably requested by the Owners.

               E. The Managers shall promptly account to the Owners for the amount of all discounts, rebates and commissions received from third parties in connection with the performance or provision of services hereunder, including, but not limited to, any such discounts, rebates or commissions given on travel costs incurred hereunder, provided that, to the extent any such discount, rebate or commission is provided by, increased or varied by a third party based on volume and such volume is due to the Owners' consumption combined with the consumption by the Managers for themselves or others or the Managers' Affiliates in other activities, then such discounts, rebates and commissions will be allocated pro rata among the Owners, the Managers and the Managers' Affiliates. The Managers agree to afford to the Owners, if possible, the advantage of any existing or future contracts of the Managers for the purchase or rental of materials, fuel, supplies, facilities, services or equipment if this may be done without unreasonably interfering with the requirements of other vessels owned or operated by the Managers or their Affiliates.

               F. The Managers shall provide reports to the Owners on a monthly basis for each Vessel and for all Vessels collectively (the "Monthly Operating Reports") which report shall set forth for the preceding calendar month and on a year to date basis (1) revenues, if any, received by the Managers or any affiliates of the Managers, (2) operating expenses, (3) management fees, all as prescribed under clause 7; and such operating information, as may be reasonably requested by the Owners, including but not limited to, summaries of Vessel downtime, special events, lost time accident statistics, names of all officers and crew members for each vessel who have served on board such vessel during the previous month, and if specially required, fuel and lube consumption, average speed and weather, maintenance performed while under voyage, together with all appropriate supporting documentation and deck and engine room logs (such Monthly Operating Reports to be in a form satisfactory to the Owners). The Monthly Operating Reports shall be delivered to the Owners no later than the 10th day of each month for the preceding
            ----------------------------------------------------------
     month with supporting documentation (which shall be in the English
     -----
     language) to follow no later than 10 days thereafter. The Monthly Operating Reports shall include a comparison of actual expenditures to the operating budget and shall be presented showing the month's performance as well as cumulative year to date on a calendar basis. The Monthly Operating Reports shall also include a statement relating to each Vessel and the Vessels collectively detailing cash received and disbursed along with accounts receivable, accounts payable and accrued expenses (namely, the commitments made for purposes of accrual accounting specified in sub-clause 7.2), to enable the Owners to comply with the requirements of US GAAP, said statement to be reconciled with the other Monthly Operating Reports.

               At the end of each calendar quarter, there shall be a reconciliation between the parties of amounts due to and from the other and actual cash receipts, if any, and advances made pursuant to clause 14.3 for said quarter and any over or under payments shall be settled within 20 days following the end of such quarter.

               G. The Managers shall not be required to use or commit their own funds to finance the provision of the Management

     Services. The Managers shall always provide adequate notice to the Owners as provided for herein.

               XV.  Income Collected and Expenses Paid on Behalf of the
                    ---------------------------------------------------
     Owners
     ------
               A. All moneys collected by the Managers under the terms of this Agreement and any interest thereon shall be held to the credit of the Owners in a separate bank account in the name of the Owners with the Managers named as agent.

               B. All expenses incurred by the Managers under the terms of this Agreement on behalf of the Owners (but not including (a) the management fees payable hereunder, which shall be invoiced and payable separately to the Managers in accordance with Clause 16, (b) reimbursement of the costs for the Masters and Crew to the Managers and (c) certain other expenses which may be agreed between the Owners and the Managers) shall be paid by the Managers, but only with the countersignature of the Owners from accounts maintained by the Owners, after the Managers shall have prepared and submitted disbursement vouchers or similar requests for payment, together with the invoice to be paid and any other supporting documentation, and the Owners shall have approved such disbursements. The amounts referred to in (b) and
     (c) in the parenthetical in the preceding sentence may be debited against the Owners from the account referred to under Clause 15.1, but in any event shall remain payable by the Owners to the Managers.

               C. The Managers will use their best efforts to maintain all funds received from the Owners in accounts in currencies designated by the Owners based on anticipated operating expenses to be incurred in such currencies and to effect disbursements on behalf of the Owners from the currency account in which such expenses are payable. The Managers will not convert funds in any currency account from that currency to any other without the prior approval of the Owners. The Management Fees payable hereunder shall be payable in the currency specified in Box 15.

               XVI.  Management Fee
                     --------------
               A. The Owners shall pay to the Managers for their services as Managers under this Agreement an annual basic Management Fee in the lump sum amount per Vessel as stated in Box 15 which shall be payable in equal quarterly installments in advance, the first installment being payable on the commencement of this Agreement (see Clause 2.1 and Box 4) and subsequent installments being payable quarterly thereafter.

               B. The Managers shall, at no extra cost to the Owners, provide their own office accommodation, office staff and stationary. The Management Fee shall also include any charges for general corporate overhead and general and administrative expenses of the Managers and all services required for the performance of this Agreement, other than those which are specific disbursements for each Vessel, such as postage and communication expenses, travelling expenses, and other out of pocket expenses, all properly incurred and substantiated with supporting documentation, by the Managers in pursuance of the Management Services.

               C. In the event the appointment of the Managers is terminated early by the Owners or the Managers in accordance with the provisions of sub-clauses 23.2 or 23.3 other than by reason of default by the Managers, or if a Vessel is lost, sold, otherwise disposed of or withdrawn from management under this agreement due to the relocation of such Vessel for commercial reasons to another geographic region and the Owners do not substitute another Offshore Vessel hereunder, the Management Fee payable to the Managers according to the provisions of sub-clause 16.1 shall continue to be payable for a further period of (a) three additional months in the case of termination under sub-clause 23.2 (relating to default by the Owners), or (b) one additional month for one to two vessels, two additional months for three to five vessels, or three additional months if more than five vessels, in the case of termination under sub-clause 23.3 (relating to loss, sale, other disposition or relocation of a vessel(s)); provided that, such additional management fee shall not be payable to the Managers if the management of such Vessel is transferred to an Affiliate of the Managers.

               D. While this Agreement remains in effect, if the Owners decide to lay-up a Vessel and such lay-up lasts for more than three months, the Management Fee shall be reduced by 50% for the period exceeding three months until one month before the Vessel is again put into service.

               E. From time to time, the Owners may add Offshore Vessels for management hereunder subject to the Managers' acceptance thereof, and as provided in sub-clause 16.3 may remove Vessels from management hereunder; provided that with respect to each Vessel added hereunder, such addition shall be subject to agreement between the Owners and the Managers as to the terms and conditions under which such Vessel shall be managed pursuant hereto, but the general terms, provisions and conditions hereof shall always apply.

               XVII.  The Managers' Right to Sub-Contract
                      -----------------------------------
               The Managers shall not sub-contract any of their obligations hereunder to a third party without the consent of the Owners.

               XVIII.  Responsibilities
                       ----------------
               A.  Force Majeure - Neither the Owners nor the Managers
                   -------------
     shall be under any liability for any failure to perform any of their obligations hereunder by reason of any cause whatsoever of any nature or kind beyond their reasonable control.

               B.  Liability to the Owners - Without prejudice to sub
                   -----------------------
     -clause 18.1, the Managers shall be under no liability whatsoever to the Owners for any loss, damage, delay or expense of whatsoever nature, whether direct or indirect (including, but not limited to, loss of profit arising out of or in connection with detention of or delay to the Vessel) and howsoever arising in the course of performance of the Management Services.

               Unless the same is proved to have resulted solely from the negligence of the Managers or their employees or agents, or sub-contractors employed by them in connection with any Vessel, in which case (save where loss, damage, delay or expense has resulted from the Managers' gross negligence or wilfull misconduct) the Managers' liability for each incident or series of incidents giving rise to a claim or claims shall never exceed a total of five times the annual management fee payable for such vessel hereunder.

               C.  Indemnity - Except to the extent and solely for the
                   ---------
     amount therein set out that the Managers would be liable under sub-clause 18.2. The Owners hereby undertake to keep the Managers and their employees, agents and sub-contractors indemnified and to hold them harmless against all actions, proceedings, claims, demands or liabilities whatsoever or howsoever arising which may be brought against them or incurred or suffered by them arising out of or in connection with the performance of the Agreement, and against and in respect of all costs, loss, damages and expenses (including customary legal costs and expenses in the circumstances on a full indemnity basis) which the Managers may suffer or incur (either directly of indirectly) in the course of the performance of this Agreement.

               D.  "Himalaya". - It is hereby expressly agreed that no
                    --------
     employee, crew member, or agent of the Managers (including every sub-contractor from time to time employed by the Managers) shall in any circumstances whatsoever be under any liability whatsoever to the Owners for any loss, damage or delay of whatsoever kind arising or resulting directly or indirectly from any act, neglect or default on his part while acting in the course of or in connection with his employment and, without prejudice to the generality of the foregoing provisions in this Clause, every exemption, limitation, condition and liberty herein contained and every right, exemption from liability, defence and immunity of whatsoever nature applicable to the Managers or to which the Managers are entitled hereunder shall also be available and shall extend to protect every such employee or agent of the Managers acting as aforesaid and for the purpose of all the foregoing provisions of this Clause 18 the Managers are or shall be deemed to be acting as agent or trustee on behalf of and for the benefit of all persons who are or might be his servants or agents from time to time (including sub-contractors as aforesaid) and all such persons shall to this extent be or be deemed to be parties to this Agreement.

               E. The Managers agree to indemnify and hold the Owners harmless from and against any and all liabilities, obligations, damages, losses, deficiencies, costs, penalties, interest and expenses arising out of, based upon, attributable to or resulting from any claims made by any Crew manning any Vessel (whether employed by the Managers or engaged by the Managers on the basis of any other arrangement) arising out of such employment or engagement or as a result of the transactions contemplated by this agreement.

               XIX.  General Administration
                     ----------------------
               A. The Managers shall handle and settle all claims arising out of the Management Services hereunder and keep the Owners informed regarding any incident of which the Managers become aware which gives or may give rise to claims or disputes.

               B. The Managers shall, as instructed by the Owners, bring or defend actions, suits or proceedings in connection with matters entrusted to the Managers according to this Agreement.

               C. The Managers shall obtain legal or technical or other outside expert advice in relation to the handling and settlement of claims and disputes or all other matters affecting the interest of the Owners in respect of any Vessel only after prior consultation with and approval by the Owners.

               D. If the circumstances so require, the Owners shall arrange for the provision of any necessary guarantee bond or other security.

               E. Any reasonable costs incurred by the Managers in carrying out their obligations according to Clause 19 shall be reimbursed by the Owners, so long as the Owners shall have approved the same.

               XX.  Auditing
                    --------
               The Managers shall at all times maintain and keep true and correct accounts and shall make the accounts available for inspection and auditing by the Owners upon request by the Owners and during normal business hours.

               XXI.  Inspection of Vessel
                     --------------------
               The Owners shall have the right at any time after giving reasonable notice to the Managers to inspect any Vessel for any reason they consider necessary.

               XXII.  Compliance with Law and Regulations
                      -----------------------------------
               The Managers will not do or permit anything to be done which might cause any breach or infringement of the laws and regulations of the country of registry of the Vessel, and of the places where she trades.

               The Managers shall not operate the Vessels in any manner which would cause the Owners to violate US laws and regulation applicable to the Owners; provided that the Owners shall have provided the Managers with notice and copies of such laws and regulations or the Managers shall otherwise have actual knowledge of the same.
     Should implementation or compliance with such laws and regulations cause a material increase in expenses to the Managers, then Owners and Managers shall agree on an appropriate adjustment in fees or reimbursement relating to such increase in expenses.

               The Managers may refuse to carry out any instructions of the Owners which are unlawful or do not comply with the requirements of the flag of a Vessel.

               XXIII.  Duration of the Agreement
                       -------------------------
               A. This Agreement shall come into effect on the date stated in Box 4 and shall continue until the date stated in Box

     17. The Owners' shall have the option, upon 90 days' notice prior to the expiration date, to extend this Agreement to further periods of one year each on terms to be mutually agreed by the parties hereto.

               B.  Termination by Default. - The Managers shall be entitled
                   ----------------------
     to terminate the Agreement by notice in writing if any moneys payable by the Owners of any Vessel, whether under this or any other Management Agreement shall not have been received in the Managers' nominated account within ten days of payment having been requested in writing by the Managers.

               The Managers shall also be entitled to terminate the Agreement by notice in writing if after receipt of written notice of objection thereto from the Managers the Owners of any Vessel whether under this or any other Management Agreement proceed with employment of or continue to employ such Vessel in a trade or in a manner which is, in the opinion of the Managers, likely to be detrimental to their reputation as Managers or (otherwise than by virtue of ordinary business competition) be prejudicial to the commercial interest of the Managers.

               This Agreement shall terminate forthwith in the event of an order being made or resolution passed for the winding up, dissolution, liquidation or bankruptcy of either party (otherwise than for the purpose of reconstruction or amalgamation) or if a receiver is appointed, or if it suspends payment, ceases to carry on business or makes any special arrangement or composition with its creditors.

               C.  Extraordinary Termination. - This Agreement shall be
                   -------------------------
     deemed to be terminated with respect to a Vessel, in the case of the sale of any Vessel or if any Vessel becomes a total loss or is declared as a constructive or compromised or arranged total loss or title thereto is requisitioned.

               D.  For the purpose of sub-clause 23.3 hereof

               1. the date upon which such Vessel is to be treated as having been sold or otherwise disposed of shall be the date on which the Owners cease to be registered as the Owners of such Vessel.
               2. such Vessel shall not be deemed to be lost unless either she is an actual total loss, in which case, it shall be the date on which she was last heard from, or agreement has been reached with her Underwriters in respect of her constructive, compromised or arranged total loss or if such agreement with her Underwriters is not reached it is adjudged by a competent tribunal that a constructive total loss of the Vessel has occurred.

               E. The termination of this Agreement shall be without prejudice to all rights accrued between the parties prior to the date of termination.

               F.  The Owners' Right to Terminate.  In the event that (1)
                   ------------------------------
     the Managers shall fail to provide the services contemplated hereby in such a manner as to provide the Owners with such services on a Competitive Basis, (2) the Managers fail to deliver accurate financial accounts in a form prescribed by the Owners and on the time schedule identified in Clause 14.6 hereof, which is designed to permit the Owners, as members of a group belonging to a US public company, to file financial reports with the United States Government, as mandated by US securities laws, (3) the Managers or any of their Affiliates breaches the provisions of Section 8.1 of the Purchase Agreement, (4) the Managers or any of their Affiliates breaches the provisions of
     Section 4 of that certain agreement, dated December 19, 1996, among SMIT Internationale N.V., for itself and as agent for its direct and indirect subsidiaries and SEACOR Holdings, Inc., for itself and as agent for its direct and indirect subsidiaries, (5) except for emergencies, the Managers consistently or materially overrun the budget without first obtaining the prior written approval of the Owners, or (6) any other material default hereunder where the Managers shall have failed to remedy the same after 45 days' prior written notice from the Owners, then the Owners shall have the right to terminate this Agreement at any time upon 30 days' notice to the Managers, whereupon, this Agreement shall terminate and the Managers shall redeliver the Vessels and all property of the Owners to the Owners forthwith and as instructed in such notice.

               XXIV.  Law and Arbitration
                      -------------------
            *) A. This Agreement shall be governed by English law and, unless otherwise mutually agreed, any dispute arising out of this Agreement shall be referred to arbitration in London, one arbitrator being appointed by each party, in accordance with the Arbitration Acts 1950 and 1979 or any statutory modification or re-enactment thereof for the time being in force. On the receipt by one party of the nomination in writing of the other party's arbitrator, that party shall appoint their arbitrator within fourteen days, failing which the decision of the single Arbitrator appointed shall apply. If two Arbitrators properly





























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     appointed shall not agree they all appoint an umpire whose decision shall be final.

            *)  24.1, 24.2 and 24.3 are alternatives; indicate alternative
               ----------------------------------------------------------
     agreed in Box 18.
     ----------------
               XXV.  Notices and Representatives
                     ---------------------------
               A. Any communication may be sent by telex, telefax (with confirmation), registered or recorded mail or by personal service.

               B. The address of the Parties for service of such communication shall be as stated n Boxes 19 and 20, respectively.

               C. Each of the Parties hereto shall appoint and designate in writing, which may be changed from time to time upon further written notice, to the other an official representative and alternate representative who shall coordinate all communications and decisions hereunder. Initially, such representatives shall be as stated in Boxes 19 and 20, respectively.

               D. The designated representative to contact in the case of an emergency shall be provided to the other party hereto by written notice from and to those persons designated pursuant to sub-clause 25.3.

               E. Until further written notice pursuant subclauses 25.1 and 25.2, the monthly reports provided for herein shall be delivered by the due date to:


                        [Address of Subsidiary of SEACOR]

               26.  English Language
                    ----------------
               All reports, correspondence, vouchers for expenses and disbursements and other pertinent documents to be provided hereunder to the Owners, including, but not limited to, purchase orders, shall be presented to the Owners in the English language, unless otherwise specifically provided elsewhere in this Agreement.